UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                           FORM 8-K

                        Current Report
Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013
                      ------------------

                Dynasil Corporation of America
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    (Exact name of registrant as specified in its charter)


Delaware                   000-27503                22-1734088
-----------               ---------------          -------------
(State or other            (Commission            (IRS Employer
jurisdiction               File Number)        Identification No.)
of incorporation)


             44 Hunt Street, Watertown, MA 02472
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           (Address of principal executive offices)


                        (617)-668-6855
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     (Registrant's telephone number, including area code)


                       Not Applicable
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(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
 Arrangements of Certain Officers.

 On June 10, 2013, Dynasil Corporation of America (the "Company") made a restricted stock award to Peter Sulick, Interim CEO and Interim President, of 300,000 shares of the Company's common stock (the "Award") under the Company's 2010 Stock Incentive Plan. The Board of Directors approved this award in recognition of Mr. Sulick's service over the past approximately 12 month as Interim CEO. The award is subject to forfeiture provisions requiring Mr. Sulick to remain as Interim CEO until the earlier of the one-year anniversary date of this Award or until a permanent CEO and President is hired by the Company, as well as the other terms and conditions of the 2010 Stock Incentive Plan. This Award replaces the equity award that was made to Mr. Sulick in June 2012 which provided for quarterly awards of 25,000 shares of common stock to Mr. Sulick as long as he serves as interim CEO. Pursuant to this prior arrangement, Mr. Sulick received a 25,000 award on January 1, 2013 and the Company and Mr. Sulick have agreed no further quarterly awards shall be made pursuant to this prior arrangement.


                          SIGNATURES

  Pursuant to the requirements of the Securities Exchange
 Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            DYNASIL CORPORATION OF AMERICA

 Date:      June 13, 2013   By:  /s/ Thomas C. Leonard

                            Name: Thomas C. Leonard
                            Title:  Chief Financial Officer